SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 12/31/2002
FILE NUMBER 811-1540
SERIES NO.: 15

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A Shares                 $43,040
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares                 $14,673
              Class C Shares                 $ 5,913
              Class R Shares                 $     2
              Institutional Class            $     0


73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A Shares                 $ 0.5330
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B Shares                 $ 0.3575
              Class C Shares                 $ 0.3575
              Class R Shares                 $ 0.3400
              Institutional Class            $ 0.5950



74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                  68,913
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                  36,898
              Class C Shares                  14,536
              Class R Shares                      14
              Institutional Class                  0


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $ 20.81
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                $ 20.77
              Class C Shares                $ 20.80
              Class R Shares                $ 20.83
              Institutional Class           $ 20.82